UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 18, 2008

Pet DRx Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51596	56-2517815
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

215 Centerview Drive, Suite 360, Brentwood, Tennessee		37027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	615-369-1914

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with Gene E. Burleson’s appointment as Chief Executive Officer of Pet DRx Corporation (the "Company") (as previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on October 1, 2008), the Compensation Committee of the Company’s Board of Directors approved a compensation arrangement for Mr. Burleson on November 18, 2008, the terms of which will be set forth in an employment agreement entered into between the Company and Mr. Burleson with an effective date of November 18, 2008.

Under this employment agreement, Mr. Burleson will receive an annual base salary of $360,000 for serving as the Company’s Chief Executive Officer and also will be eligible to receive a bonus for the year 2008 in an amount and based on criteria to be determined by the Compensation Committee of the Board. Mr. Burleson also received a grant of options to purchase 315,472 shares of the Company’s common stock (the "Common Stock") on November 18, 2008. The stock options will have a term of ten years and will vest and become exercisable in three equal installments as follows: one-third on December 31, 2008, one-third on December 31, 2009 and one-third on December 31, 2009. The exercise price of such options is $1.00 per share, which is equal to the closing price of a share of Common Stock on the Nasdaq Capital Market on the date of grant.

In connection with Harry L. Zimmerman’s appointment as Chief Financial Officer of the Company (as previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2008), the Compensation Committee of the Company’s Board of Directors approved a compensation arrangement for Mr. Zimmerman on November 18, 2008, the terms of which will be set forth in an employment agreement entered into between the Company and Mr. Zimmerman with an effective date of November 18, 2008.

Under this employment agreement, Mr. Zimmerman will receive an annual base salary of $300,000 for serving as the Company’s Chief Financial Officer and Chief of Business Development and also will be eligible to receive a bonus for the year 2008 in an amount and based on criteria to be determined by the Compensation Committee of the Board. Mr. Zimmerman also received a grant of options to purchase 250,000 shares of the Common Stock on November 18, 2008. The stock options will have a term of ten years and will vest and become exercisable in three equal installments as follows: one-third on December 31, 2008, one-third on December 31, 2009 and one-third on December 31, 2009. The exercise price of such options is $1.00 per share, which is equal to the closing price of a share of Common Stock on the Nasdaq Capital Market on the date of grant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pet DRx Corporation

November 24, 2008	By:	George A. Villasana

Name: George A. Villasana
Title: Executive Vice President, General Counsel & Secretary